UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 27, 2011

STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	1-13873 (Commission File Number)	38-0819050 (IRS employer identification number)

901 44th Street SE Grand Rapids, Michigan (Address of principal executive offices)		49508 (Zip code)
Registrant’s telephone number, including area code: (616) 247-2710
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 27, 2011, Steelcase Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (collectively, the “Underwriters”), for the issuance and sale by the Company of $250 million aggregate principal amount of the Company’s 6.375% Senior Notes due 2021 (the “Notes”), pursuant to the Company’s effective Registration Statement on Form S-3 (Registration No. 333-158754) (the “Registration Statement”). The Underwriting Agreement includes customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities. The transactions contemplated by the Underwriting Agreement are expected to close on February 3, 2011, subject to customary closing conditions.
     The public offering price of the Notes was 99.953% of the principal amount. The Company expects to use the net proceeds from the offering, together with available cash on hand, to repay the outstanding aggregate principal amount of its 6.5% Senior Notes due August 15, 2011. Pending repayment of its 6.5% Senior Notes, the Company may invest the net proceeds from the offering in short-term marketable securities. The net proceeds to the Company from the sale of the Notes, after the underwriting discount, but before transaction expenses, will be approximately $247,632,500.
     The Underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with the Company and its affiliates for which they have received or will receive customary fees and commissions. Certain of the Underwriters and/or their affiliates are the Company’s customers.
     A copy of the Underwriting Agreement is attached as Exhibit 1.1 and is incorporated herein by reference. The above description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.
Item 9.01 Financial Statements and Exhibits.
     The agreement included as an Exhibit to this Current Report on Form 8-K contains representations and warranties by each of the parties to the agreement. These representations and warranties were made solely for the benefit of the other parties to the agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the agreement or such other date or dates as may be specified in the agreement.
     The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.
d) EXHIBITS.

Exhibit
Number	Description

1.1	Underwriting Agreement, dated January 27, 2011, between Steelcase Inc. and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Steelcase Inc.
(Registrant)

January 28, 2011	/s/ David C. Sylvester

(Date)	David C. Sylvester
Vice President, Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement, dated January 27, 2011, between Steelcase Inc. and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.